UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011 (November 29, 2011)

CELL THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	001-12465	91-1533912
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Elliott Avenue West, Suite 400 Seattle, Washington		98119
(Address of Principal Executive Offices)		(Zip Code)

(206) 282-7100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On November 29, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cell Therapeutics, Inc. (the “Company”) approved a bonus of $150,000 to James A. Bianco, M.D., the Company’s Chief Executive Officer, in recognition of his 20 years of service to the Company.

Item 8.01	Other Events.

Performance-Based Equity Award Program

The Company previously adopted a long-term incentive program that provided for grants of performance-based equity awards (including the performance-based restricted stock awards granted by the Company in July 2010) to the Company’s executive officers and directors. These awards are scheduled to expire (and the approximately 5.6 million unvested shares subject to the July 2010 performance-based restricted stock awards would be forfeited) on December 31, 2011 to the extent the related performance goals have not been attained. On November 22, 2011, the Compensation Committee met and approved a new three-year performance-based equity compensation program, which provides for the grant of performance-based equity awards to James A. Bianco, the Company’s Chief Executive Officer, Louis A. Bianco, the Company’s Executive Vice President, Finance and Administration, Dan Eramian, the Company’s Executive Vice President, Corporate Communications, Craig W. Philips, the Company’s President, and Jack W. Singer, M.D., the Company’s Executive President, Chief Medical Officer (the “Executive Officers”). On November 29, 2011, the Company’s Board of Directors (the “Board”) met and approved the grant of performance-based equity awards to the Company’s directors who are not employed by the Company, including John H. Bauer, Vartan Gregorian, Richard L. Love, Mary O. Mundinger, Phillip N. Nudelman, Frederick W. Telling and Reed V. Tuckson (the “Non-Employee Directors”). Each of these awards for the Executive Officers and Non-Employee Directors is scheduled to be effective on the first business day of January 2012 (the “Effective Date”).

Each award recipient will be entitled to receive a number of shares of common stock of the Company under the Company’s 2007 Equity Incentive Plan, as amended and restated (the “Plan”), if he or she continues to be employed by or provide services to the Company or any of its subsidiaries through the first to occur of either of the following: (1) the Company’s achievement, on or after the Effective Date and on or before December 31, 2014, of one or more of the “Performance Goals” set forth below, or (2) the occurrence of a Change in Control. A “Change in Control” for this purpose generally includes certain persons becoming the beneficial owners of 50% or more of the Company’s then outstanding voting securities, a sale or disposition by the Company of all or substantially all of the Company’s assets, and certain majority changes in the Board over a period of not more than two years.

The Performance Goals are as follows:

(a)	Pixantrone MAA Approval (“Pix MAA Approval”);

(b)	Pixantrone NDA Approval (“Pix NDA Approval”);

(c)	Opaxio NDA Approval (“Opaxio NDA Approval”);

(d)	achievement of a market capitalization of $1.2 billion or greater based on the average of the closing prices of Company common stock over a period of five consecutive trading days (the “Market Cap Goal”);

(e)	achievement by the Company of fiscal year sales equal to or greater than $50,000,000 (the “$50M Sales Goal”);

(f)	achievement by the Company of fiscal year sales equal to or greater than $100,000,000 (the “$100M Sales Goal”);

(g)	achievement by the Company of break-even cash flow in any fiscal quarter (the “Cash Flow Break Even”); and

(h)	achievement by the Company of earnings per share results in any fiscal year equal to or greater than $0.30 per share of Company common stock (the “EPS Goal”).

If one or more of the Performance Goals are timely achieved, an award recipient will be entitled to receive a number of shares of Company common stock (or cash of equivalent value to the extent the share limits of the Plan are exceeded) determined by multiplying (1) the award percentage corresponding to that particular Performance Goal (as set forth below) by (2) the total number of outstanding shares of Company common stock, determined on a non-fully diluted basis, as of the date that particular Performance Goal is achieved. The award percentages corresponding to the various Performance Goals for each of the award recipients are set forth in the following table:

	Performance Goals and Applicable Award Percentages
Name	Pix MAA Approval	Pix NDA Approval	Opaxio NDA Approval	Market Cap Goal	$50M Sales Goal	$100M Sales Goal	Cash Flow Break Even	EPS Goal
James A. Bianco	0.15%	0.45%	0.085%	0.75%	0.3%	0.6%	0.3%	0.124%
Louis A. Bianco	0.061%	0.182%	0.034%	0.305%	0.122%	0.243%	0.122%	0.061%
Dan Eramian	0.045%	0.135%	0.025%	0.225%	0.09%	0.18%	0.09%	0.037%
Craig W. Philips	0.09%	0.27%	0.051%	0.45%	0.18%	0.36%	0.18%	0.074%
Jack W. Singer	0.061%	0.182%	0.034%	0.305%	0.122%	0.243%	0.122%	0.061%
John H. Bauer	0.045%	0.075%	0.008%	0.075%	0.03%	0.06%	0.03%	0.013%
Vartan Gregorian	0.045%	0.075%	0.008%	0.075%	0.03%	0.06%	0.03%	0.013%
Richard L. Love	0.045%	0.075%	0.008%	0.075%	0.03%	0.06%	0.03%	0.013%
Mary O. Mundinger	0.045%	0.075%	0.008%	0.075%	0.03%	0.06%	0.03%	0.013%
Phillip N. Nudelman	0.068%	0.113%	0.013%	0.1125%	0.045%	0.09%	0.045%	0.018%
Frederick W. Telling	0.045%	0.075%	0.008%	0.075%	0.03%	0.06%	0.03%	0.013%
Reed V. Tuckson	0.045%	0.075%	0.008%	0.075%	0.03%	0.06%	0.03%	0.013%

A Performance Goal will not be considered achieved unless and until the date on which the Compensation Committee certifies that it has been achieved. A portion of each of these awards has been granted in the form of restricted shares to be issued on the Effective Date. However, the restricted shares so issued are subject to forfeiture if the related Performance Goal is not achieved, and in all events the number of shares an award recipient will be entitled to receive or retain as to a particular Performance Goal will not exceed the award percentage corresponding to that particular Performance Goal, multiplied by the total number of outstanding shares of Company common stock, determined on a non-fully diluted basis, as of the date that particular Performance Goal is achieved. Any restricted shares granted to an award recipient that vest in connection with the achievement of a particular

Performance Goal will reduce the number of shares otherwise deliverable to that individual. Once a particular Performance Goal has been achieved, the award recipient will not be entitled to any additional shares or other payment upon a future achievement of that same Performance Goal.

If a Change in Control of the Company occurs, and if the award recipient is then still employed by or is providing services to the Company or one of its subsidiaries, the award recipient will generally be entitled to receive the full number of shares allocated to any Performance Goal which was not otherwise achieved before the date of the Change in Control (as though that Performance Goal had been fully achieved as of the time of the Change in Control). With respect to the Market Cap Goal, however, in such circumstances (to the extent the goal was not otherwise achieved before the date of the Change in Control), the recipient will receive the full number of shares allocated to the Market Cap Goal only if the Company’s market capitalization based on the price per share of Company common stock in the Change in Control transaction (or, if there is no such price in the transaction, the last closing price of a share of Company common stock (on the principal exchange upon which the Company’s common stock is then listed or admitted to trade) on the last trading day preceding the date of the Change in Control) equals or exceeds $1.2 billion. If the Company’s market capitalization is less than $1.2 billion on the date of the Change in Control, the recipient will not be entitled to receive or retain any of the shares allocated to the Market Cap Goal.

In addition, on November 29, 2011, the Compensation Committee approved awards of restricted stock to each of the Executive Officers as follows: Dr. Bianco - 1,685,626 shares; Mr. Bianco - 505,688 shares; Mr. Eramian - 505,688 shares; Mr. Philips - 1,011,376 shares; and Dr. Singer - 505,688 shares. Each of these awards was effective on the date of grant and will vest in three semi-annual installments over 18 months after the date of grant, subject to the Executive Officer’s continued employment with the Company through the applicable vesting date. On November 29, 2011, the Board approved an award of 280,938 shares to Dr. Nudelman and awards of 187,292 shares to each of the other Non-Employee Directors. Each of these awards to the Non-Employee Directors was fully vested on the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELL THERAPEUTICS, INC.
(Registrant)

	By:	/s/ James A. Bianco, M.D.
Date: December 1, 2011		James A. Bianco, M.D.
Chief Executive Officer

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